Exhibit 10.22
EXECUTION VERSION

AMENDMENT NUMBER FOUR
to the
Transactions Terms Letter
Dated as of January 30, 2013
between
BANK OF AMERICA, N.A.
and
NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER FOUR (this “Amendment”) is made as of this 16th day of September, 2013, by and between Bank of America, N.A. (“Buyer”) and Nationstar Mortgage LLC (“Seller”) to that certain Transaction Terms Letter, dated as of January 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Terms Letter”), between Buyer and Seller. Reference is hereby made to that certain Amended and Restated Master Repurchase Agreement, dated as of October 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between Seller and Buyer.

WHEREAS, Buyer and Seller have previously entered into the Terms Letter and the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility; and

WHEREAS, Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendments. Effective as of July 1, 2013 (the “Effective Date”) the Terms Letter is hereby amended as follows:

(a)    The “Financial Covenants” are hereby amended by deleting subclause “(c)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(c)    Maximum ratio of Total Liabilities to Tangible Net Worth: (i) During the months of July, August and September, 2013, 11:1, and (ii) thereafter, 9:1.
(b)    The “Financial Covenants” are hereby amended by inserting the following new subclause “(e)” immediately after subclause “(d)” thereof:

(e)    Maximum ratio of Unsecured Senior Notes to Tangible Net Worth: During the months of July, August and September, 2013, 3:1.
SECTION 2.Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 12.2 of the Agreement.

SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement and the Terms Letter, as applicable.

SECTION 4.Limited Effect. Except as amended hereby, the Terms Letter shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Terms Letter or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Terms Letter, any reference in any of such items to the Terms Letter being sufficient to refer to the Terms Letter as amended hereby.

SECTION 5.Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, (ii) after giving effect to the terms hereof and Amendment Number Eight to the Amended and Restated Master Repurchase Agreement, between Buyer and Seller, no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements and (iii) during the period commencing on the Effective Date and ending on the date hereof, no third party has declared an event of default under any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by Seller and such third party, nor has any such third party required acceleration or prepayment of any indebtedness thereunder.

SECTION 6.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law, which shall govern) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 7.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

BANK OF AMERICA, N.A., as Buyer By: /s/ Adam Robitshek Name: Adam Robitshek Title: Vice President	NATIONSTAR MORTGAGE LLC, as Seller By: /s/ Ellen Coleman_____________________ Name: Ellen Coleman Title: EVP, Treasurer